CREDIT AGREEMENT

      This Credit Agreement (as it may be amended or modified and in effect from time to time, the "Agreement"), dated as of February 9, 2000, is between Howmet Corporation, a Delaware corporation (together with its successors and assigns, the "Borrower"), and Bank One, NA, with its main office in Chicago, Illinois (together with its successors and assigns, the "Lender"). The parties hereto agree as follows:


                            ARTICLE I -- DEFINITIONS
      As used in this Agreement:

      "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the prime rate of interest announced from time to time by the Lender or by its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes and (ii) the sum of the federal funds effective rate (as published by the Federal Reserve Bank of New York) for such day plus 1/2% per annum.

      "Alternate Base Rate Loan" means a Loan that bears interest at the Alternate Base Rate.

      "Borrowing Date" means a date on which a Loan is made hereunder.

      "Borrowing Notice" is defined in Section 2.5.

      "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Loans, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities.

      "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

      "Commitment" means the obligation of the Lender to make Loans not exceeding the amount set forth opposite its signature below or as set forth in any notice of assignment relating to any assignment that has become effective pursuant to Section 11.3, as such amount may be modified from time to time pursuant to the terms hereof.

      "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

      "Conversion/Continuation Notice" is defined in Section 2.6.

      "Cordant Credit Agreement" means that certain 5-Year Revolving Credit Agreement dated as of February 9, 2000 among Cordant Technologies Inc., the institutions from time to time parties thereto as lenders, Bank One, NA, as Administrative Agent, ABN AMRO Bank N.V., as Syndication Agent and Bank of America, N.A. and Wachovia Bank, N.A. as Co-Documentation Agents, as the same may be amended, modified, supplemented and/or restated and as in effect from time to time.

      "Default" means an event described in Article VII.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

      "Eurodollar Base Rate" means, with respect to a Eurodollar Loan for the relevant Interest Period, the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, (i) if Reuters Screen FRBD is not available to the Lender for any reason, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, and (ii) if no such British Bankers' Association Interest Settlement Rate is available to the Lender, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the rate determined by the Lender to be the rate at which the Lender or one of its affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of the Eurodollar Loan and having a maturity equal to such Interest Period.

      "Eurodollar Loan" means a Loan that bears interest at a Eurodollar Rate.

      "Eurodollar Rate" means, with respect to a Eurodollar Loan for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus
(ii) 0.925% per annum.

      "Indebtedness" of any Person means, without duplication, (a) the obligations of such Person (i) for borrowed money, (ii) under or with respect to notes payable and drafts accepted which represent extensions of credit (whether or not representing obligations for borrowed money) to such Person, (iii) reimbursement obligations with respect to letters of credit issued for the account of such Person (other than letters of credit utilized for non-financial obligations (i.e., performance on contracts, workers' compensation, to support self-insurance programs and for the benefit of governmental entities in connection with environmental clean-up activities)) or (iv) for the deferred purchase price of property or services other than current accounts payable arising in the ordinary course of business on terms customary in the trade, (b) the obligations of others, whether or not assumed, secured by Liens on property of such Person or payable out of the proceeds of or production from property now or hereafter owned or acquired by such Person, (c) the Capitalized Lease Obligations of such Person, (d) the obligations of such Person under Guaranties by such Person of any Indebtedness (other than obligations for borrowed money incurred to finance the purchase of property leased to such Person pursuant to a Capitalized Lease of such Person) of any other Person, (e) all Receivables Facility Attributed Indebtedness of such Person on the date of determination and
(f) Off Balance Sheet Liabilities of such Person (with all capitalized terms used in this definitions and not defined in this Agreement having the same meanings given to such terms in the Cordant Credit Agreement).

      "Interest Period" means, with respect to a Eurodollar Loan, a period of one, two or three months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on the day that corresponds numerically to such date one, two or three months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second or third succeeding month, such Interest Period shall end on the last Business Day of such next, second or third succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

      "Lending   Installation"  means  any  office,   branch,   subsidiary  or
affiliate of the Lender.

      "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, capitalized lease or other title retention agreement).

      "Loan" means a borrowing hereunder (or a conversion or continuation thereof).

      "Loan Documents" means this Agreement and, if requested, a Note and the other documents and agreements contemplated hereby and executed by the Borrower in favor of the Lender.

      "Material Adverse Effect" means a material adverse effect on (i) the business, Property, condition (financial or otherwise), results of operations, or prospects of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents, or
(iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Lender thereunder.

      "Note" is defined in Section 2.10.

      "Obligations"  means  all  unpaid  principal  of and  accrued  and  unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lender or any indemnified party arising under the Loan Documents.

      "Person" means any natural person, corporation, firm, joint venture, partnership, association, limited liability company, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

      "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

      "Prior Howmet Agreement" means that certain Credit Agreement dated as of December 16, 1997 among the Borrower, the financial institutions parties thereto as lenders, ABN AMRO Bank N.V. and Bankers Trust Company, as Co-Documentation Agents and Bank One, NA (formerly The First National Bank of Chicago), as Swing Line Lender, LC Issuer and Agent, as the same has been amended from time to time.

      "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

      "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D of the Board of Governors of the Federal Reserve System on Eurocurrency liabilities.

      "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

      "Termination Date" means May 9, 2000.

      "Type" means, with respect to any Loan, its nature as an Alternate Base Rate Loan or a Eurodollar Loan.

      "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

      The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.


                            ARTICLE II -- THE CREDITS

      2.1. Commitment;  Reduction of Commitment.  From and including the date of
           -------------------------------------
this Agreement and prior to the Termination Date, the Lender agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Borrower from time to time in amounts not to exceed in the aggregate at any one time outstanding the amount of the Commitment. The Borrower may permanently reduce the Commitment, in integral multiples of $1,000,000, upon at least five Business Days' written notice to the Lender; provided, however, that the amount of the Commitment may not be reduced below the aggregate principal amount of the outstanding Loans.

      2.2. Types of Loans; Minimum Amount; Lending Installations. Subject to the
           ------------------------------------------------------
terms of this Agreement, the Borrower may borrow, repay and reborrow at any time prior to the Termination Date. The Loans may be Alternate Base Rate Loans or Eurodollar Loans, or a combination thereof, selected by the Borrower in accordance with Sections 2.5 and 2.6. Each Loan shall be in the minimum amount of $1,000,000 and increments of $100,000 in excess thereof. The Lender may book the Loans at any Lending Installation, as selected by the Lender. All terms of the Loan Documents shall apply to and may be enforced by or on behalf of any such Lending Installation.

      2.3. Principal  Payments.  The Borrower may from time to time pay, without
           --------------------
penalty or premium, in a minimum aggregate amount of $100,000, any portion of the outstanding Alternate Base Rate Loans upon two Business Days' prior notice to the Lender. The Borrower may from time to time pay, without penalty or premium, all outstanding Eurodollar Loans, or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $100,000 in excess thereof, any portion of the outstanding Eurodollar Loans upon three Business Days' prior notice to the Lender; provided, however, that if any such payment occurs, whether because of acceleration, prepayment or otherwise, or a Eurodollar Loan is not made on the date specified by the Borrower for any reason other than default by the Lender, the Borrower will indemnify the Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Eurodollar Loan. Any outstanding Loans and all other unpaid Obligations shall be paid in full by the Borrower, and the Commitment to lend hereunder shall expire, on the Termination Date.

      2.4.  Fees.  The  Borrower  agrees to pay to the Lender a facility  fee of
            -----
0.20% per annum on the amount of the Commitment from the date hereof to and including the Termination Date, payable on the last day of each calendar quarter hereafter and on the Termination Date. All accrued fees shall be payable on the effective date of any termination of the obligations of the Lender to make Loans hereunder.

      2.5.  Method of Selecting  Types and Interest  Periods for New Loans.  The
            ---------------------------------------------------------------
Borrower shall select the Type of Loan and the Interest Period, if any, applicable to each Loan from time to time. The Borrower shall give the Lender irrevocable notice (a "Borrowing Notice") not later than 11:00 a.m. (Chicago time) at least one Business Day before the Borrowing Date of each Alternate Base Rate Loan and three Business Days before the Borrowing Date for each Eurodollar Loan, specifying for each Loan: (i) the Borrowing Date, which shall be a Business Day, (ii) the aggregate amount, (iii) the Type, and (iv) the Interest Period, if any, applicable thereto. The Lender will make the funds available to the Borrower at the Lender's address specified pursuant to Article XII.

      2.6. Conversion and Continuation of Outstanding Loans. Alternate Base Rate
           -------------------------------------------------
Loans shall continue as such unless and until converted into Eurodollar Loans or are repaid. Each Eurodollar Loan shall continue until, and may not be converted prior to, the end of the then applicable Interest Period therefor, at which time such Eurodollar Loan shall be automatically converted into an Alternate Base Rate Loan unless such Eurodollar Loan was repaid or the Borrower shall have given the Lender irrevocable notice (a "Conversion/Continuation Notice") requesting that, at the end of such Interest Period, such Eurodollar Loan continue as such for the same or another Interest Period. The Borrower shall give the Lender a Conversion/Continuation Notice prior to the date of the requested conversion or continuation, but not later than the times identified in
Section 2.5 for Borrowing Notices, specifying for each Loan being converted or continued: (i) the requested date which shall be a Business Day; (ii) the aggregate amount and Type; and (iii) the amount and Type(s) of Loan(s) into which such Loan is to be converted or continued and the duration of the Interest Period, if any, applicable thereto.

      2.7.  Changes in Interest  Rate.  Each Alternate Base Rate Loan shall bear
            --------------------------
interest, at the Alternate Base Rate, on the outstanding principal amount thereof, for each day from and including the date such Loan is made or is automatically converted from a Eurodollar Loan pursuant to Section 2.6 to but excluding the date it is paid or is converted into a Eurodollar Loan pursuant to
Section 2.6. Changes in the Alternate Base Rate will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Loan shall bear interest on the outstanding principal amount thereof for each day during the Interest Period applicable thereto from and including the first day of such Interest Period to (but not including) the last day of such Interest Period at the Eurodollar Rate applicable thereto.
No Interest Period may end after the Termination Date.

      2.8.  Rates  Applicable  After  Default.  Notwithstanding  anything to the
            ----------------------------------
contrary contained in Section 2.5 or 2.6, during the continuance of a Default or Unmatured Default the Lender may, at its option, by notice to the Borrower, declare that no Loan may be made as, converted into or continued as a Eurodollar Loan. During the continuance of a Default, the Lender may, at its option, by notice to the Borrower, declare that (i) each Eurodollar Loan shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum, and (ii) each Alternate Base Rate Loan shall bear interest at a rate per annum equal to the Alternate Base Rate in effect from time to time plus 2% per annum, provided that, during the continuance of a Default under Section 7.2, 7.5 or 7.6, the interest rates set forth in clauses (i) and (ii) above shall be applicable to all Loans without any election or action on the part of the Lender.

      2.9. Method of Payment. All payments of the Obligations hereunder shall be
           ------------------
made, without setoff, deduction, or counterclaim, in immediately available funds to the Lender at the Lender's address, by noon (local time) on the date when due. The Lender is hereby authorized to charge the account of the Borrower maintained with the Lender for each payment of principal, interest and fees as it becomes due hereunder.

      2.10.  Noteless  Agreement;  Evidence of  Indebtedness.  The Lender  shall
             ------------------------------------------------
maintain in accordance with its usual practice an account or accounts in which it will record (a) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to the Lender hereunder and (c) the amount of any sum received by the Lender hereunder from the Borrower. The entries maintained in such accounts shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms. The Lender may request that the Loans be evidenced by a promissory note (a "Note"). In such event, the Borrower shall prepare, execute and deliver to the Lender a Note payable to the order of the Lender in a form supplied by the Lender. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 11.3) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to
Section 11.3, except to the extent that the Lender or any such assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described above.

      2.11.  Telephonic  Notices.  The Borrower hereby  authorizes the Lender to
             --------------------
extend, convert or continue Loans, effect selections of Types of Loans and to transfer funds based on telephonic notices made by any person or persons the Lender in good faith believes to be acting on behalf of the Borrower. If the Borrower's records differ in any material respect from the action taken by the Lender, the records of the Lender shall govern absent manifest error.


      2.12. Interest Payment Dates;  Interest and Fee Basis. Interest accrued on
            ------------------------------------------------
each Alternate Base Rate Loan shall be payable on the last day of each calendar quarter, commencing with the first such date to occur after the date hereof and at maturity. Interest accrued on each Eurodollar Loan shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Loan is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on Eurodollar Loans, commitment fees and Alternate Base Rate Loans where the basis of calculation is the federal funds effective rate shall be calculated for actual days elapsed on the basis of a year of 360 days, and interest accrued on Alternate Base Rate Loans where the basis of calculation is the prime rate shall be calculated for actual days elapsed on the basis of a year or 365, or when appropriate 366, days. Interest shall be payable for the day a Loan is made but not for the day of any payment if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on a Loan shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.


                     ARTICLE III -- CHANGE IN CIRCUMSTANCES

      The Borrower agrees to pay to the Lender such amounts as will compensate the Lender for any increase in the cost to the Lender of making or maintaining any Loan hereunder or of maintaining the Commitment to make Loans hereunder, by reason of a change in any reserve (except Reserve Requirements), tax, capital guidelines, special deposit, or similar requirement with respect to assets of, deposits with or for the account of, or credit extended by, or commitments extended by, the Lender which are imposed on, or deemed applicable by, the Lender, under any law, treaty, rule, regulation (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System), any interpretation thereof by any governmental, fiscal, monetary or other authority charged with the administration thereof or having jurisdiction over such Loan or the Lender, or any requirement imposed by any such authority, whether or not having the force of law. Such additional amounts shall be payable on demand. The Lender may suspend the availability of any Type of Eurodollar Loan if maintenance of such Loan at a suitable Lending Installation becomes illegal or if deposits matching such Loan are unavailable to the Lender or if the Eurodollar Rate fails to reflect the cost to the Lender of making or maintaining such Loan.


                       ARTICLE IV -- CONDITIONS PRECEDENT

      4.1.  Initial  Loan.  The Lender shall not be required to make the initial
            --------------
Loan hereunder unless the Borrower has furnished to the Lender a Note payable to the Lender, if so requested by the Lender, and such opinions of counsel, certificates of incumbency, resolutions, by-laws and articles of incorporation and such other closing documents as the Lender has requested.

      4.2.  Each Loan.  The Lender shall not be required to make any Loan (other
            ----------
than a Loan that, after giving effect thereto and to the application of the proceeds thereof, does not increase the aggregate amount of outstanding Loans), unless on the applicable Borrowing Date: (i) there exists no Default or Unmatured Default; (ii) the representations and warranties contained in Article V are true and correct as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date; and (iii) all legal matters incident to the making of such

Loan shall be satisfactory to the Lender and its counsel. Each Borrowing Notice with respect to each such Loan shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(i) and (ii) have been satisfied. The Lender may require a duly completed compliance certificate as a condition to making a Loan.


                 ARTICLE V -- REPRESENTATIONS AND WARRANTIES

      The Borrower represents and warrants to the Lender that:

      5.1. Incorporation of the Prior Howmet Agreement Provisions. Each of the representations and warranties contained in Article VI of the Prior Howmet Agreement is true and correct in all material respects with respect to the Borrower and its Subsidiaries as though such representations and warranties (and all relevant definitions) were included herein and whether or not the Prior Howmet Agreement has terminated.

      5.2.  Authorization and Validity. The Borrower has the power and authority
            ---------------------------
and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by the Borrower of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

      5.3. No Conflict;  Government Consent.  Neither the execution and delivery
           ---------------------------------
by the Borrower of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate
(i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or (ii) the Borrower's or any Subsidiary's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or
(iii) the provisions of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any of its Subsidiaries, is required to be obtained by the Borrower or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

                             ARTICLE VI -- COVENANTS

      During the term of this Agreement, unless the Lender shall otherwise consent in writing:

      6.1.  Incorporation  of Certain  Prior  Howmet  Agreement  Covenants.  The
            ---------------------------------------------------------------
Borrower and its Subsidiaries shall comply with each of the covenants contained in Article VII of the Prior Howmet Agreement as though such covenants (and all relevant definitions) were included herein and whether or not the Prior Howmet Agreement has terminated.


                             ARTICLE VII -- DEFAULTS

      The occurrence of any one or more of the following events shall constitute a Default:

       7.1. Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lender under or in connection with this Agreement, any Loan, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

       7.2. Nonpayment of principal of any Loan when due, or nonpayment of interest upon any Loan or of any commitment fee or other obligations under any of the Loan Documents within five days after the same becomes due.

       7.3. The breach by the Borrower (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of this Agreement which is not remedied within thirty days after written notice from the Lender.

       7.4. Failure of the Borrower or any of its Subsidiaries to pay when due any Indebtedness aggregating in excess of $20,000,000 ("Material Indebtedness"); or the default by the Borrower or any of its consolidated subsidiaries in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any agreement under which any Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which default or event is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any of its Consolidated Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

       7.5. The Borrower or any of its Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.5 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.6.

       7.6. Without the application, approval or consent of the Borrower or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries or any substantial portion of its Property, or a proceeding described in Section 7.5(iv) shall be instituted against the Borrower or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 30 consecutive days.

       7.7. The Borrower or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of $20,000,000 in the aggregate, or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.

       7.8. The acquisition by any Person other than Cordant Technologies Inc., or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the

Securities Exchange Act of 1934) of 20% or more of the outstanding shares of voting stock of the Borrower.


        ARTICLE VIII -- ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

      8.1.  Acceleration.  If any Default described in Section 7.5 or 7.6 occurs
            -------------
with respect to the Borrower, the obligation of the Lender to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Lender. If any other Default occurs, the Lender may terminate or suspend the obligations to make Loans hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.

      8.2.  Amendments.  Subject to the  provisions  of this Article  VIII,  the
            -----------
Lender and the Borrower may enter into agreements supplemental hereto for the purpose of amending the Loan Documents in any manner or waiving any Default hereunder.

      8.3.  Preservation  of  Rights.  No delay or  omission  of the  Lender  to
            -------------------------
exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lender, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Lender until the Obligations have been paid in full.


                        ARTICLE IX -- GENERAL PROVISIONS

      9.1.  Entire  Agreement;  Severability  of Provisions.  The Loan Documents
            ------------------------------------------------
embody the entire agreement and understanding between the Borrower and the Lender and supersede all prior agreements and understandings between the Borrower and the Lender relating to the subject matter thereof. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

      9.2. Benefits of this Agreement.  This Agreement shall not be construed so
           ---------------------------
as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that Banc One Capital Markets, Inc. (the "Arranger") shall enjoy the benefits of the provisions of Section 9.3 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement

      9.3.  Expenses;  Indemnification.  The Borrower shall reimburse the Lender
            ---------------------------
and the Arranger for any costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Lender, which attorneys may be employees of the Lender) paid or incurred by the Lender or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the

Arranger  and the Lender  for any  costs,  internal  charges  and  out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Arranger and the Lender, which attorneys may be employees of the Arranger or the Lender) paid or incurred by the Arranger or the Lender in connection with the collection and enforcement of the Loan Documents. The Borrower further agrees to indemnify the Arranger and the Lender, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Arranger or the Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrower under this Section shall survive the termination of this Agreement.

      9.4.  Survival  of   Representations;   Taxes.  All   representations  and
            ----------------------------------------
warranties of the Borrower contained in this Agreement shall survive delivery of the Note and the making of the Loans herein contemplated. Any taxes (excluding federal income taxes on the overall net income of the Lender) or other similar assessments or charges made by any governmental or revenue authority in respect of the Loan Documents shall be paid by the Borrower, together with interest and penalties, if any.

      9.5.   Confidentiality.   The  Lender  agrees  to  hold  any  confidential
             ----------------
information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (i) to its affiliates, (ii) to legal counsel, accountants, and other professional advisors to the Lender or to a Transferee,
(iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which the Lender is a party, (vi) to the Lender's direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, and
(vii) as permitted by Section 11.4.


                               ARTICLE X -- SETOFF

      In addition to, and without limitation of, any rights of the Lender under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by the Lender or any affiliate of the Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to the Lender, whether or not the Obligations, or any part hereof, shall then be due.


                  ARTICLE XI -- ASSIGNMENTS; PARTICIPATIONS

      11.1.  Successors  and  Assigns.  The  terms  and  provisions  of the Loan
             -------------------------
Documents shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by the Lender must be made in compliance with
Section 11.3. Notwithstanding clause (ii) of this Section, the Lender may at any time, without the consent of the Borrower, assign all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank; provided, however, that no such assignment to a Federal Reserve Bank shall release the transferor Lender from its obligations hereunder. Any assignee or transferee of the rights to any Loan or any Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a

Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder, transferee or assignee of the rights to such Loan.

      11.2.  Participations.  The  Lender  may,  in the  ordinary  course of its
             ---------------
business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to it, any Note held by it, the Commitment or any other interest of the Lender under the Loan Documents. In the event of any such sale by the Lender of participating interests to a Participant, the Lender's obligations under the Loan Documents shall remain unchanged, the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, the Lender shall remain the owner of its Loans and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if the Lender had not sold such participating interests, and the Borrower and the Lender shall continue to deal solely and directly with each other in connection with the Lender's rights and obligations under the Loan Documents. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Article X in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that the Lender shall retain the right of setoff provided in
Article X with respect to the amount of participating interests sold to each Participant. The Lender agrees to share with each Participant, and each Participant, by exercising the right of setoff provided in Article X, agrees to share with the Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Article X as if each Participant were a Lender.

      11.3. Assignments.  The Lender may, in the ordinary course of its business
            ------------
and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents. The Borrower hereby agrees to execute any amendment and/or any other document that may be necessary to effectuate such an assignment. Such assignment shall be evidenced by the Lender's standard form (to be supplied upon request). The consent of the Borrower shall be required prior to an assignment becoming effective with respect to a Purchaser that is not a Lender or an affiliate thereof; provided, however, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required. Such consent shall not be unreasonably withheld. Upon delivering to the Borrower a notice of assignment, together with any required consent, such assignment shall become effective on the effective date specified in such notice of assignment. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to the other Loan Documents and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower shall be required to release the Lender with respect to the percentage of the Commitment and Loans assigned to such Purchaser. Upon the consummation of any such assignment to a Purchaser, the transferor Lender, the Lender and the Borrower shall, if the Lender or the Purchaser desires, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes, are issued to the Lender and Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

      11.4. Dissemination of Information; Tax Treatment. The Borrower authorizes
            --------------------------------------------
the Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in the Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to deliver to the Lender such completed forms with respect to withholding taxes as the Borrower may reasonably require.




                             ARTICLE XII -- NOTICES

      All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Lender, at its address, facsimile number or telex number set forth on the signature pages hereof, or (y) in the case of any party, such other address, facsimile number or telex number as such party may hereafter specify for the purpose by notice to the other. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Lender under
Article II shall not be effective until received.

                          ARTICLE XIII -- COUNTERPARTS

      This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower and the Lender.


        ARTICLE XIV -- GOVERNING LAW; JURISDICTION; JURY TRIAL WAIVER

      14.1.  CHOICE OF LAW; CONSENT TO  JURISDICTION.  THE LOAN DOCUMENTS (OTHER
             ----------------------------------------
THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE LENDER OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

      14.2. WAIVER OF JURY TRIAL. THE BORROWER AND THE LENDER HEREBY WAIVE TRIAL
            ---------------------
BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

      IN WITNESS WHEREOF, the Borrower and the Lender have executed this Agreement as of the date first above written.

                                          HOWMET CORPORATION


                                          By:-----------------------------------

                                          Print Name:---------------------------

                                          Title:--------------------------------
                                                15 West South Temple
                                                Suite 1600
                                                Salt Lake City, UT  84101-1532
                                                Phone:  (801) 933-4025
                                                Fax:  (801) 933-4014
                                                Attention:  Nicholas J. Iuanow
       Commitment

      $25,000,000                         BANK ONE, NA

                                          By:-----------------------------------

                                          Print Name:---------------------------


                                          Title:--------------------------------


                                                1 Bank One Plaza
                                                Mail Code IL1-0374
                                                Chicago, Illinois  60670
                                                Phone:  (312) 732- 8872
                                                Fax:  (312) 732- 3885
                                                Attention: Gregory J. Sjullie